SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ________________


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934
       Date of Report (Date of earliest event reported): February 18, 2003



                      Global Internet Communications, Inc.
--------------------------------------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)

              Nevada                       333-103781
(State or Other Jurisdiction of   (Commission File Number)     (IRS Employer
         Incorporation)                                   Identification Number)


      One Carlson Parkway, Suite 124
            Plymouth, Minnesota                                    55447
 (Address of Principal Executive Offices)                        (Zip Code)


       Registrant's telephone number, including area code: (952) 476-9093


                      Global Internet Communications, Inc.
                            2305-1050 Burrard Street
                         Vancouver, B.C. Canada V6Z 2S3
          (Former Name or Former Address, if Changed Since Last Report)

Item 1.  Changes in Control of Registrant

         Pursuant to an Agreement and Plan of Merger and Reorganization dated as of April 5, 2004 (the "Merger Agreement"), by and among Global Internet Communications, Inc. (the "Registrant"), GIC Acquisition Corp., a Minnesota corporation and wholly owned subsidiary of the Registrant ("Acquisition Co."), and ProUroCare Inc., a Minnesota corporation ("ProUroCare"), Acquisition Co. merged with and into ProUroCare, with ProUroCare remaining as the surviving company and a wholly owned operating subsidiary of the Registrant (the "Merger"). The Merger was effective as of April 5, 2004, upon the filing of Articles of Merger with the Minnesota Secretary of State (the "Articles of Merger," and collectively referred to with the Merger Agreement as the "Plan of Merger"). On April 5, 2004, the Registrant issued a press release announcing the effectiveness of the Merger.

         At the effective time of the Merger, the legal existence of Acquisition Co. ceased, and all 3,501,001 shares of common stock of ProUroCare that were outstanding immediately prior to the Merger and held by ProUroCare shareholders were cancelled, with one share of common stock of ProUroCare issued to the Registrant. Simultaneously, the former shareholders of ProUroCare common stock received an aggregate of 9,603,003 shares of common stock of the Registrant, representing approximately 83.4% of the Registrant's common stock outstanding immediately after the Merger.

         The above-described transactions took place at the effective time of the Merger, April 5, 2004, and represent a change in control of the Registrant inasmuch as greater than 50% of the issued and outstanding common stock of Registrant after the Merger is now held by the former shareholders of ProUroCare. The Registrant's common stock is the only class of capital stock outstanding, and the only class of capital stock entitled to vote on corporate matters, including the election of directors.

         The following table summarizes certain information regarding the beneficial ownership (as such term is defined in Rule 13d-3 under the Securities Exchange Act of 1934) of five percent or more of the Registrant's outstanding common stock after the Merger, by (i) each person known by the Registrant to be the beneficial owner of more than five percent of the Registrant's outstanding common stock after the Merger, (ii) each director of the Registrant after the Merger, (iii) each named executive officer (as defined in Item 402(a)(3) of Regulation S-K under the Securities Act of 1933) after the Merger, and (iv) all executive officers and directors as a group, after the Merger. Unless otherwise indicated, the address of each of the following persons is One Carlson Parkway, Suite 124, Plymouth, Minnesota 55447:

                                                                                     % Before          % After
Name of Beneficial Owner                               Number of Shares               Merger           Merger 1
--------------------------------------------    -------------------------------    --------------   ---------------
Profile, L.L.C.                                             3,099,999                    *              22.7%
Maurice R. Taylor II 2                                      2,897,446                    *              21.0%
Alex Nazarenko 3                                            2,671,500                    *              19.5%
Clinical Network, LLC                                       2,543,946                    *              18.6%
CS Medical Technologies, LLC                                2,445,000                    *              17.9%
David Koenig 4                                              2,896,806                    *              21.0%
Michael P. Grossman 5                                          50,000                    *               *
All directors and executive officers as a
group (5 persons) 6                                         5,746,806                    *              41.1%

_____________
* indicates less than one percent.

(1)      All share numbers and percentages are as of April 20, 2004.

(2) Includes 2,543,946 shares of the Registrant's common stock held by Clinical Network, LLC, and 255,000 shares held by Clinical Network, Inc., with respect to each of which Mr. Taylor is a managing officer and majority owner. Also includes options to purchase 76,000 shares of common stock which are currently exercisable or exercisable within 60 days.

(3) Includes 2,445,000 shares held by CS Medical Technologies, LLC, of which Mr. Nazarenko is a managing officer and member. Also includes 196,500 shares of common stock held directly and options to purchase up to 30,000 shares of common stock which are currently exercisable or exercisable within 60 days.

(4) Includes 2,543,946 shares held by Clinical Network, LLC, and 255,000 shares held by Clinical Network, Inc., with respect to each of which Mr. Koenig is an officer and minority owner. Includes options and warrants to purchase up to 97,860 shares of common stock which are currently exercisable or exercisable within 60 days.

(5) Includes options to purchase up to 50,000 shares of common stock which are currently exercisable or exercisable within 60 days.

(6)      Includes Messrs. Taylor, Nazarenko, Koenig, Grossman, and Richard B.
         Thon.

         At the effective time of the Merger and pursuant to the Plan of Merger, the Registrant's board of directors was reconstituted by removing R.J. Demman (the Registrant's sole director immediately prior to the Merger) and appointing Maurice Taylor, II, David Koenig, Michael P. Grossman and Alex Nazarenko to serve as directors. Biographical information for the foregoing persons is set forth below.

         Maurice Taylor, II, is a Minneapolis entrepreneur, and has served as the Chairman of the Board of ProUroCare since its inception in 1999. Upon the Merger, Mr. Taylor was appointed to continue as Chairman of the Board of the Registrant. He was the founder of Chronimed Inc., and has been involved in several health care and medical-technology companies. He served as Chairman and CEO of Chronimed from April 1985 until March 1999, at which point he joined its diagnostic division in a contemplated spin-off venture, which became known as MEDgenesis. Prior to completion of the spin-off, MEDgenesis was sold to the British company Medisys PLC. Mr. Taylor subsequently resigned from Chronimed and MEDgenesis. Mr. Taylor is also Chairman of Clinical Network and CHdiagnostics, a diabetes market product-development company. He serves on the board and is the former Chairman of the Scripps Whittier Institute for Diabetes, which through collaborations is believed to be the largest diabetes research group in the world. Mr. Taylor was the recipient of Inc. Magazine's "Entrepreneur of the Year Award for Health Care" in 1995.

         Michael P. Grossman, has extensive experience in the financial services and advisory industry, including more than 14 years in the area of new business start-ups and economic development. In addition to serving on the Registrant's board of directors, Mr. Grossman serves as the Regisrant's Chief Executive Officer and President. From 1995 to 2003 he served as Vice President of the Minnesota Cooperation Office, a privately funded business-development company created to identify and assist in the formation of high-growth, innovative companies and provide support for their future growth. There, he identified those industry groups, technologies and new business opportunities with the greatest potential for becoming highly successful business endeavors, and personally helped start ten client companies. Prior to 1995 he held senior positions at Tricon Capital Corporation, Ehlers and Associates, Inc., and corporate and public finance positions at Piper Jaffray & Hopwood, and Dain Bosworth. Mr. Grossman has a BA in Economics from Carleton College and an MBA from the University of Minnesota.

         David F. Koenig, has served as a director of ProUroCare since 1999. Mr. Koeing is the Executive Vice President and Chief Operating Officer of Solar Plastics, Inc., a manufacturer of custom rationally molded plastic parts. Solar has four manufacturing facilities and services customers in both domestic and international markets. Mr. Koenig also served as Chief Financial Officer and Director of Quadion Corporation, a manufacturer of precision made rubber and plastic components and assemblies for industrial uses. In this role, he had full responsibility for strategic planning, acquisitions, information services, real estate and legal services, and helped create the plans and implement the programs that took this company from sales of $22 million from three domestic plants to sales exceeding $100 million from six domestic and three foreign plants. Prior to this time, Mr. Koenig spent 11 years growing and developing his own consulting business focusing on providing services to small to medium-sized client companies in the areas of strategic planning and implementation, acquisitions, financing and organizational restructuring. During this period of his career, Mr. Koenig became an investor/principal and officer/director in five start-up client companies. Early in his career, Mr. Koenig was employed by Dain Rauscher as an investment banker, and by General Mills, Inc. and the Kroger Co. (both Fortune 100 companies) with responsibilities in strategic planning, acquisitions and finance. Mr. Koenig received his undergraduate degree in business administration from Indiana University and his MBA from Harvard Graduate School of Business.

         Alex Nazarenko, has served as a director of ProUroCare since 2001, and a co-owner, officer and director of American Phoenix, Inc. of Eau Claire, Wisconsin, a company that engages in the business of rubber processing for the major tire companies. He is also co-owner, officer and director of 2N Company, L.L.C., of Minneapolis, Minnesota, a private investment and management company with investments in a broad range of industries. Mr. Nazarenko has served as a senior officer and director with many of these companies. Prior to 1991, Mr. Nazarenko served as Vice President for Equity Securities Trading Company of Minneapolis, a position he held starting in 1973. Mr. Nazarenko started in the securities industry in 1966.

         Upon the effectiveness of the Merger, the Registrant's executive management team was also reconstituted. Immediately prior to the effectiveness of the Merger, R.J. Demman served as the Registrant's Chief Executive Officer and Chief Financial Officer. Effective upon the Merger, the Registrant's newly reconstituted board of directors appointed the following individuals to serve as executive officers of the Registrant:

              Name                                        Position
              -------------------------------------       -------------------------------------------------
              Maurice Taylor, II                          Chairman of the Board
              Michael P. Grossman                         President and Chief Executive Officer
              Richard B. Thon                             Chief Financial Officer
              David Koenig                                Secretary


         Richard B. Thon, the Registrant's Chief Financial Officer, is serving in such role in an interim capacity until the Registrant is able to identify and hire a full-time Chief Financial Officer. Mr. Thon provided the services of a chief financial officer to ProUroCare on a consulting basis from 2001 until the consummation of the Merger. Mr. Thon is the current Chief Financial Officer of CHdiagnostics, LLC. He served as the Chief Financial Officer and Vice President of Finance for MEDgenesis from 2000 to 2001, as Corporate Controller of Instant Web Companies from 1998 to 2000, and as Controller and Director of Business Systems from 1990 to 1998 with Sanofi Diagnostics Pasteur. Mr. Thon began his career as an auditor with KPMG LLP, and since that time has held financial management positions with both public and privately held firms. Mr. Thon has a BBA in Accounting from the University of Michigan and an MBA in Finance from the University of Wisconsin.

         The board of directors of ProUroCare Inc., the Registrant's wholly owned subsidiary after the Merger, continues to consist of the same directors that serve on the board of directors of the Registrant. Similarly, the executive officers of ProUroCare are the same as those of the Registrant. Nevertheless, in the near future the Registrant may streamline the management structure of ProUroCare to provide for a smaller board and fewer executive officers.

Item 2.   Acquisition or Disposition of Assets

In General

         On April 5, 2004, the Merger was consummated and the Registrant acquired the operating business of ProUroCare as a wholly owned operating subsidiary of the Registrant. The acquisition was effected pursuant to the Merger, wherein Acquisition Co. merged with and into ProUroCare, with ProUroCare remaining as the surviving company. On April 5, 2004, the Registrant issued a press release announcing the effectiveness of the Merger.

         At the effective time of the Merger, the legal existence of Acquisition Co. ceased, and all 3,501,001 shares of common stock of ProUroCare that were outstanding immediately prior to the Merger and held by ProUroCare shareholders were cancelled, with one share of common stock of ProUroCare issued to the Registrant such that ProUroCare became a wholly owned operating subsidiary of the Registrant. Simultaneously, the former shareholders of ProUroCare common stock received an aggregate of 10,503,003 shares of common stock of the Registrant, representing approximately 83.4% of the Registrant's common stock outstanding immediately after the Merger.

Description of Business

         History. ProUroCare is a medical-device company formed to develop and market innovative products for the detection and treatment of male urologic prostate disease, and was initially founded as a Minnesota corporation by shareholders of Clinical Network Inc. ("CN") in August 1999. CN was originally established in 1990 for the purpose of pursuing treatments for stress urinary incontinence in women. In July 2001, CN began to collaborate with CS Medical Technologies, L.L.C. ("CS"), a developer of microwave treatment technology for prostate and cardiology treatments, in developing products for the male urology market. At that time, ProUroCare acquired certain assets from CN and CS and licensed the rights associated with minimally invasive microwave therapy developed to treat prostate disease. In January 2002, ProUroCare purchased certain assets from Profile L.L.C. ("Profile") and obtained a license from Profile providing for worldwide exclusive rights to its prostate imaging system and related patented technology (the "License Agreement"). This License Agreement is attached to this filing on Form 8-K as Exhibit 10.1. ProUroCare has also obtained an exclusive worldwide license relating to an imaging system developed by Rensselaer Polytechnic Institute that allows one to monitor microwave therapy changes to tissue in real time. Since January of 2002, ProUroCare has continued to pursue the development of the technologies licensed from CS, CN, Profile and Rensselaer Polytechnic Institute and has internally developed technology for which a patent application has been filed.

         The Disease. Prostate disease is a persistent disease with a dramatically increasing prevalence. It is currently estimated that over 100 million digital rectal examinations are given each year to monitor prostate disease and that over 23 million men in the United States, Europe, and Japan suffer from moderate to severe symptoms of prostate disease. Benign prostatic hyperplasia ("BPH"), commonly known as "enlarged prostate," is the most common male urological disease. BPH dramatically affects the quality of life of millions of men by causing adverse changes in urinary voiding patterns.

         Initial Product Offerings. ProUroCare's first product will be the Sensor Guided DRE(TM), which is designed as a unique diagnostic imaging system that will allow a physician to accurately display and chart a digital rectal examination (or "DRE") for disease screening, diagnosis and cancer detection. A DRE is a qualitative and subjective test in which physicians must rely on their experience and the sensitivity of their finger to determine prostate size and recognize the presence of hardness within the prostate that might indicate the presence of potentially life-threatening disease. ProUroCare believes the Sensor Guided DRE(TM)'s proprietary imaging system will produce a digital image of the prostate that shows not only the size of the prostate, but also the location and hardness of soft-tissue nodules within the prostate. The Sensor Guided DRE(TM) is designed to allow a physician to detect hardness in the prostate more accurately than with their finger, assess areas of the prostate that cannot be reached with their finger, and produce quantifiable and chartable results. ProUroCare intends to position this product as an improvement over the current non-specific diagnostic DRE, and a complement to a Prostate Specific Antigen
(PSA) enzymatic test.

         ProUroCare currently intends that its second proposed product, the Procuro(R) system, will be a prostate therapy system designed to treat BPH. BPH is commonly known as "enlarged prostate" and dramatically affects the quality of life of millions of men by causing adverse changes in urinary voiding patterns. The Procuro(R) system will be intended to be a non-surgical, catheter-based therapy using a proprietary microwave technology to precisely and preferentially heat diseased areas of the prostate to a temperature sufficient to cause cell death. ProUroCare believes that the Procuro's(R) unique and proprietary Electrical Impedance Tomography - E.I.T. Vision System - will allow the urologist to observe heat migration through the prostate during treatment while protecting the urethral tissue and adjacent organs. Procuro(R) will also use a focused-beam microwave array intended to direct treatment where it is needed while avoiding healthy tissue. Real-time visioning of the prostate and the ability to direct treatment will allow a physician to treat specific areas of the prostate that may have localized cancer or BPH, without damaging healthy prostate tissue or medial nerves, thus avoiding impotence and erectile-dysfunction complications. ProUroCare believes that a Procuro(R) procedure will be able to be performed without general or regional anesthesia or intravenous sedation, in a low-cost setting such as a physician's office or an outpatient clinic. As a result, ProUroCare believes that the Procuro(R) system will be positioned as an efficacious, safe and cost-effective procedure for the treatment of BPH, minimizing the types of complications and side effects inherent in most current treatments, and as such, will be well positioned to address the needs of physicians, patients and payors. ProUroCare intends to partner with a major thermotherapy system company to complete development of the Procuro(R) system.

         Feasibility of Sensor Guided DRE(TM) - Preliminary Lab Studies. Initial lab studies with Sensor Guided DRE(TM) prototypes have demonstrated quantifiable positive results. During the testing, a number of researchers and doctors were asked to palpate different prostate models through an intermediate layer of soft silicone and record their observations. Specific parameters including width and length of the model, presence and location of nodules, depth of median groove, and asymmetry of the model were noted. The Sensor Guided DRE(TM) was then used to examine the models, and was found to evaluate all geometrical parameters more accurately than the human finger, suggesting the opportunity for earlier prostate disease detection and thereby improved therapy outcomes.

         Clinical Trial Results. Initial human clinical testing of Sensor Guided DRE(TM) demonstrated a direct comparison to Transrectal Ultrasound (TRUS) results. During February 2000, the device was put through a series of alpha-clinical trials. Results of the trials compared Sensor Guided DRE(TM) to traditional DRE and to TRUS. The tests were conducted at the Veterans Administration Medical Center in Minnesota, and the Grand Strand Urology Clinic in Myrtle Beach, South Carolina. The initial DRE results indicated that the Sensor Guided DRE(TM) directly correlated to the physician conducted DRE results and also demonstrated a significant correlation to each patient's historical and current status of prostate disease. ProUroCare anticipates that additional comprehensive clinical trials for prostate imaging applications will be initiated within the next several months.

         The analysis of the results of the initial clinical trials demonstrated that the Sensor Guided DRE(TM) was fully functional, exhibiting no hardware malfunctioning during the model and patient examinations. The Sensor Guided DRE(TM) was able to detect and process patient data from locations within the prostate not detected during a normal DRE examination. The accuracy of such findings was determined during follow-up examinations. The physicians conducting the trial using the Sensor Guided DRE(TM) determined the system to be both accurate and useful in detecting potential prostate disease based upon the size of the prostate and nodularity in areas of the prostate that were missed or not available to a physician during a normal DRE examination.

         Whereas other imaging technologies such as x-ray and ultrasound exhibit difficulties in identifying soft-tissue hardness (nodules), the Sensor Guided DRE(TM) imaging system detects certain abnormalities that are missed by other diagnostic techniques at a far lower cost. ProUroCare also expects that the Sensor Guided DRE(TM) will be a safer diagnostic test when compared to other methods using radiation or other high-energy diagnostic tools. This is expected to lead to better healthcare for those applications where palpation of the prostate is indicated. Furthermore, the Sensor Guided DRE(TM) offers the advantage of being able to create an electronic record that can be stored and compared with new images created at a later date, which is not possible with finger exams.

         Regulatory and Clinical Status - Sensor Guided DRE(TM). The regulatory strategy for the Sensor-Guided DRE(TM) has been developed in consultations with various outside consulting groups that specialize in working with the FDA, including William Jackson and Associates of St. Paul, MN and Buck and Beardsley of Washington DC. Mr. Jackson has successfully filed over 200 510(k)s with the FDA including many urology-based filings. Ms. Buck was past general counsel to the FDA prior to starting a private firm. In addition, ProUroCare is currently working with Alquest, Inc., a consulting firm specializing in both US and European regulatory filings. ProUroCare expects to receive CE clearance in Europe within the first six months of Sensor Guided DRE(TM) sales in the US. European CE will occur through the interaction with a TUV notified body.

         ProUroCare believe that it has conducted testing and clinical trials necessary to comply with US standards for filing a 510(k) application with the FDA, and presented its data at a meeting with the FDA held on October 4, 2002. ProUroCare will conduct an additional small clinical study using prostate biopsies and excised prostates as an endpoint prior to filing the final 510(k) application. ProUroCare expects that the study will take approximately eight weeks to conduct and IRB approval has already been granted for the study. ProUroCare expects to finish the clinical trial and file its 510(k) application with the FDA as soon as practicable upon completion of this offering and consummation of the Merger.

         Regulatory and Clinical Status - Procuro(R). The Procuro(R) system has been through a series of laboratory testing models and is now ready for animal testing. During the next year, ProUroCare expects to put the minimally invasive microwave system through a series of animal studies using dogs that have been bred for prostate procedures. The use of such animals is acceptable to the FDA for establishing the safety of such a procedure prior to entering human trials. It is anticipated that during 2004, the Procuro(R) system will undergo two such animal trials conducted by Dr. Stuart Selkowitz, Dartmouth Medical Center. The first trial is considered to be an engineering-type of trial and has been designed to establish the appropriate base line energies needed to conduct microwave therapy. The second trial has been designed to establish clear safety criteria prior to human trials.

         The regulatory strategy for the Procuro(R) system is still being developed. During 2004, ProUroCare will work with its regulatory consultants to finalize a strategy that will provide for a 2006 product launch for the Procuro(R) system. The FDA has already approved minimally invasive microwave therapy for use in the United States. This may help ProUroCare by establishing a predicate device in the marketplace. The Procuro(R) system has many features that ProUroCare expects will make it safer than existing systems. It is ProUroCare's belief that the reduced energy needed to operate the Procuro(R) system, coupled with the ability to direct its microwave beam in a specific location and the real-time vision system, is more efficacious and safer than existing microwave systems already approved by the FDA. ProUroCare intends to work with existing prostate therapy companies to retrofit Procuro(R) catheters and the imaging system onto existing systems in the marketplace. By using this strategy, ProUroCare expects to take advantage of regulatory approvals already received for product and streamline the regulatory approval process.

         Intellectual Property. The intellectual property of ProUroCare's licensed and internally developed technology is protected by a total of 29 patents or patent applications, covering more than 200 features. Technologically, the products represent the latest advancements in prostate imaging and prostate disease treatment. The licenses allow ProUroCare to offer both prostate-screening and prostate-therapy products.

Relevant Prostate Imaging Patents: Sensor Guided DRE(TM) and Electronic Impedance Tomography

       ==================================================================== ================ =======================
       Method and Device for Mechanical Imaging of Prostate                 5,785,633        July, 1998
       -------------------------------------------------------------------- ---------------- -----------------------
       Method and Device for Mechanical Imaging of Prostate (Europe)        97907654.4       Pending 1998
       -------------------------------------------------------------------- ---------------- -----------------------
       Method and Device for Mechanical Imaging of Prostate (Japan)         09-530983        Pending 1998
       -------------------------------------------------------------------- ---------------- -----------------------
       Apparatus for Measuring  Mechanical  Parameters of the Prostate and  5,836,894        November, 1998
       for Imaging the Prostate Using such Parameters
       -------------------------------------------------------------------- ---------------- -----------------------
       Method  for Using a  Transrectal  Probe to  Mechanically  Image the  5,922,018        July, 1999
       Prostate Gland
       -------------------------------------------------------------------- ---------------- -----------------------
       Method and Apparatus for Elasticity Imaging                          5,524,636        June, 1996
       -------------------------------------------------------------------- ---------------- -----------------------
       Intracavity Ultrasonic Device for Elasticity Imaging                 5,265,612        November, 1993
       -------------------------------------------------------------------- ---------------- -----------------------
       Device for Palpation and Mechanical Imaging of the Prostate          6,142,959        November, 2000
       -------------------------------------------------------------------- ---------------- -----------------------
       Device  for  Palpation  and  Mechanical  Imaging  of  the  Prostate  PCT/US00/19756   Pending 2000
       (International)
       -------------------------------------------------------------------- ---------------- -----------------------
       Real Time Mechanical Imaging of Prostate                             6,569,1689       May 2003
       -------------------------------------------------------------------- ---------------- -----------------------
       Process  and  Apparatus  for   Distinguishing   Conductivities   by  4,920,490        April 1990
       Electric Current Computed Tomography
       -------------------------------------------------------------------- ---------------- -----------------------
       Current Patterns for Impedance Tomography                            5,272,624        December 1993
       -------------------------------------------------------------------- ---------------- -----------------------
       Three Dimensional Impedance Imaging Processes                        5,284,142        February 1994
       -------------------------------------------------------------------- ---------------- -----------------------
       Three Dimensional Impedance Imaging Processes                        5,351,697        October 1994
       -------------------------------------------------------------------- ---------------- -----------------------
       Current Patterns for Electrical Impedance Tomography                 5,381,333        January 1995
       -------------------------------------------------------------------- ---------------- -----------------------
       Layer Stripping Process for Impedance Imaging                        5,390,110        February 1995
       -------------------------------------------------------------------- ---------------- -----------------------
       High-Speed Electric Tomography                                       5,544,662        August 1996
       -------------------------------------------------------------------- ---------------- -----------------------
       Process for  Producing  Optimal  Current  Patterns  for  Electrical  5,588,429        December 1996
       Impedance Tomography
       -------------------------------------------------------------------- ---------------- -----------------------
       Intellegent Medical Device Barrier                                   Pending          Pending, 2003
       ==================================================================== ================ =======================

Relevant Patents: PROCURO - Minimally Invasive Therapeutics

       ==================================================================== ================= ======================
       Microwave Dipole Probe for In Vivo Localized Hyperthermia            4,612,940         September, 1986
       -------------------------------------------------------------------- ----------------- ----------------------
       Collineator Array Applicator                                         4,700,716         October, 1987
       -------------------------------------------------------------------- ----------------- ----------------------
       Method and Apparatus for Hyperthermia Treatment                      4,776,086         October, 1988
       -------------------------------------------------------------------- ----------------- ----------------------
       Microwave Balloon Angioplasty                                        5,057,106         October, 1991
       -------------------------------------------------------------------- ----------------- ----------------------
       Microwave  Devices  for  Medical  Hyperthermia,  Thermotherapy  and  6,181,970         January, 2001
       Diagnosis
       -------------------------------------------------------------------- ----------------- ----------------------
       Microwave  Devices  for  Medical  Hyperthermia,  Thermotherapy  and  PCT/US00/03226    August, 2000
       Diagnosis
       -------------------------------------------------------------------- ----------------- ----------------------
       Microwave  Antennas  for Medical  Hyperthermia,  Thermotherapy  and  6,097,985         August, 2000
       Diagnosis
       -------------------------------------------------------------------- ----------------- ----------------------
       Microwave  Devices  for  Medical  Hyperthermia,  Thermotherapy  and  6,233,490         May, 2001
       Diagnosis
       -------------------------------------------------------------------- ----------------- ----------------------
       Treatment of Prostatic Tissue (European Patent Application)          98105028.9        Pending 1999
       -------------------------------------------------------------------- ----------------- ----------------------
       Microwave Heat Pipe Array for Hyperthermia                           6,275,738         August, 2001
       ==================================================================== ================= ======================


         Other. ProUroCare owns no real estate and is not involved in any litigation the effects of which, if determined adversely to ProUroCare, would be materially adverse to the Registrant, ProUroCare or the business of ProUroCare.

Risk Factors

         In General. The purchase of shares of the Registrant's common stock is very speculative and involves a very high degree of risk. An investment in the Registrant is suitable only for the persons who can afford the loss of their entire investment. Accordingly, investors should carefully consider the following risk factors, as well as other information set forth herein, in making an investment decision with respect to securities of the Registrant.

         As a development-stage company, we have had no sales and anticipate future losses. The Registrant, conducting business through ProUroCare (sometimes referred to hereinafter as "we"), is a development-stage company. We have yet to commence active operations or manufacture or sell any products associated with the proprietary urology-based imaging and therapeutic technologies that we intend to market. We have no prior operating history from which to evaluate our success, or our likelihood of success in operating our business, generating any revenues or achieving profitability. To date, we have generated no revenue and are proposing to enter the highly competitive urology imaging and therapeutic industries. There can be no assurance that our plans for developing and marketing our urology-based products will be successful, or that we will ever attain significant sales or profitability. We anticipate that we will incur losses in the near future.

         There is uncertainty regarding new product development, and additional efforts will be necessary to manufacture products on a commercial scale. We have developed and manufactured approximately three working prototypes of the Sensor Guided DRE(TM) for testing and demonstration purposes. However, we have not generated any revenues from the sale of the Sensor Guided DRE(TM) nor have we manufactured any Sensor Guided DRE(TM) in commercial quantities. No assurance can be given that the prototypes will satisfy our performance objectives or FDA requirements or that additional Sensor Guided DRE(TM) may be manufactured in commercial quantities at prices that will be commercially viable. The completion of the development of proposed products remains subject to all the risks associated with the development and manufacture of new products based on innovative technologies, including unanticipated technical or other problems and the possible insufficiency of the funds allocated for the completion of such development, which could result in a change in the design, delay in the development, or abandonment of such applications and products. Consequently, there can be no assurance that such products will be successfully developed or manufactured, or that if developed and manufactured, will meet current price or performance objectives, be developed on a timely basis, or prove to be as effective as products based on other technology. The inability to successfully complete development of a product or application or a determination by us, for financial, technical or other reasons not to complete development of any product or application, particularly in instances in which we have made sufficient capital expenditures could have a material adverse affect our business.

         We will need to depend upon others for the manufacturing and testing of our products. We do not intend to manufacture any of our proposed products. Our ability to develop, manufacture, commercialize and obtain regulatory approval of our proposed products and any future product candidates depends upon our ability to enter into and maintain contractual and collaborative arrangements with others. In this regard, we intend to retain contract manufacturers and clinical trial investigators. In addition, the identification of new product candidates for development may require us to enter into licensing or other collaborative agreements with others, including medical device, pharmaceutical companies and research institutions. We currently intend to market and commercialize products manufactured by others, and we may be required to enter into sales, marketing, licensing and distribution arrangements with third parties. These arrangements will likely reduce our product revenues.

         Because our proposed products will be manufactured by outside manufacturers, there can be no assurance that third parties will be able to supply our products in the required quantities, at appropriate quality levels or at acceptable costs. We may be adversely affected by any difficulties encountered by third-party manufacturers that result in product defects, production delays or the inability to fulfill orders on a timely basis. In the event that a manufacturer cannot meet our quality standards and delivery requirements in a cost-efficient manner, we would likely suffer interruptions of delivery while we arrange for alternative manufacturing sources. Any extended disruption in the delivery of products could result in our inability to satisfy customer demand for our products. Consequently, our inability to obtain alternative sources on a timely basis may have a material adverse effect on our business and results of operations. Our third-party contractual or collaborative arrangements may require us to grant rights, including marketing rights, to one or more parties. These arrangements may also contain covenants restricting our product development or business efforts in the future, or other terms which are burdensome to us, and may involve the issuance of our equity securities. Collaborative agreements for the acquisition of new product candidates may require us to pay license fees, make milestone payments and/or pay royalties.

         We cannot be sure that we will be able to enter into arrangements with third parties on terms acceptable to us, if at all. If we fail to establish new arrangements when and as necessary, we could be required to undertake these activities at our own expense, which would significantly increase our capital requirements and may delay the development, manufacture and commercialization of our future products.

         We will need more financing in the future. We will likely require additional sources of financing before we can generate revenues needed to sustain operations. Unless significant additional funds are obtained, our development, testing and marketing efforts will be hindered and our development and introduction of our proposed products will be delayed. Such additional financing could be sought from a number of sources, including possible further sales of equity or debt securities or loans from banks or other financial institutions. No assurance can be given that we will be able to sell any such securities, or obtain additional financing, on terms and conditions acceptable, or favorable, to us, or at all, if and when needed. Any additional equity financing may be dilutive to shareholders, and additional debt financing, if available, may involve restrictive covenants.

         Our products are subject to FDA regulation and regulation by other governmental bodies. The proposed products we intend to develop, assemble and market are subject to regulations by the United States Food and Drug Association (throughout this Current Report referred to as the "FDA"), and by comparable agencies in certain states and various foreign countries. The process of complying with the requirements of the FDA, related agencies, and other state and foreign agencies can be costly and time consuming. Although we have secured the assistance of regulatory consultants to help direct our regulatory compliance and filings, no assurances can be given that such filings will be acceptable to the FDA or other regulatory governing bodies. Further, even if acceptable, we may encounter significant delays which will materially and adversely affect our business plan.

         We are highly dependent on the services provided by certain key personnel. We are highly and materially dependent upon the services of our executive officers and other key personnel, including Maurice R. Taylor II, Michael P. Grossman, Nick Radovich and Richard Thon. We have not obtained "key-man" life insurance insuring the lives of any of these persons. If the services of any of these persons become unavailable to us, for any reason, our business could be adversely affected.

         We license valuable intellectual property from third parties. We have exclusively licensed from third parties both patents and patent applications from other sources. Although we have been advised by patent counsel that such licensed technology has received proprietary protection in proposed major market areas, no assurance can be given that such claims would not be successfully challenged by others or will be properly maintained. No assurance can be given that that final patents will ever be issued. Further, there can be no assurance that our proposed products and methods do not infringe upon the legal rights of others. In the event that the licensors of the intellectual properties underlying our proposed products are unable to maintain or secure patent protection for their technology, ProUroCare will be vulnerable to competitors who might attempt to copy our products. We could be materially and adversely affected by either of such actions, including costly litigation necessary to defend our patent rights.

         We expect to face significant competition. The urology imaging and therapeutic businesses, and the healthcare business in general, are extremely competitive. The urology products markets are subject to rapid technological advances and the continuing introduction of new products that could render our proposed products obsolete or non-competitive. Therefore, we have experienced, and will continue to experience, significant competition in the marketplace from companies with significantly greater resources than we have. Several large companies will compete with us in the prostate imaging and prostate therapeutic business. Although we believe we may have a proprietary niche in the prostate imaging and prostate therapeutic marketplaces, many factors, including existing and proposed government regulation, will likely encourage new competitors. We expect future competition to come from large medical product and device companies, pharmaceutical companies and others. Many of the companies that will be in direct competition with us have significantly greater resources, more personnel and longer operating histories than we do. Therefore, no assurance can be given that we will be able to successfully compete with these, or any other companies in the marketplace, if at all.

         We may not receive additional third-party reimbursement. ProUroCare currently can utilize existing CPT codes and obtain reimbursement for the Procuro(R) therapeutic procedure and limited reimbursement for the use of the Sensor Guided DRE(TM) system. ProUroCare intends to apply for more extensive reimbursement for the Sensor Guided DRE(TM) system. The success of our future medical-device products will materially depend on our ability to obtain third-party reimbursement from private insurance sources, Medicaid, Medicare and various foreign governments. It may be difficult to predict the timing and outcome of reimbursement decisions. There are no assurances that such additional reimbursement will ever be obtained.

         Our common stock is illiquid and may be difficult to sell. Trading of our common stock is conducted on the Over-the-Counter Bulletin Board, or "OTC Bulletin Board." This has an adverse effect on the liquidity of our common stock, not only in terms of the number of securities that can be bought and sold at a given price, but also through delays in the timing of transactions and reduction in security analysts' and the media's coverage of us. This may result in lower prices for our common stock than might otherwise be obtained, and could also result in a larger spread between the bid and asked prices for our common stock.

         In addition, our common stock is a "penny stock." Broker-dealers who sell penny stocks must provide purchasers of these stocks with a standardized risk-disclosure document prepared by the SEC. This document provides information about penny stocks and the nature and level of risks involved in investing in the penny stock market. A broker must also give a purchaser, orally or in writing, bid and offer quotations and information regarding broker and salesperson compensation, make a written determination that the penny stock is a suitable investment for the purchaser, and obtain the purchaser's written agreement to the purchase. The penny-stock rules may make it difficult for you to sell your shares of our stock. Because of the rules, there is less trading in penny stocks. Also, many brokers choose not to participate in penny-stock transactions. Accordingly, if you become a holder of our common stock, you may not always be able to resell shares of our common stock publicly at times and prices that you feel are appropriate.

Forward-Looking Statements

         This Current Report contains forward-looking statements regarding, among other items, expected sales penetration, our growth strategy and anticipated trends in the industry and our business. These forward-looking statements are based largely on our expectations and are subject to a number of risks and uncertainties, most of which are beyond our control. Actual results could likely differ materially from these forward-looking statements. In light of these risks and uncertainties, there can be no assurance that any of the forward-looking information contained in this Current Report will, in fact, transpire or prove to be accurate.

Item 4.   Change in Registrant's Certifying Accountant

         The Registrant's former public accountants, Manning Elliot, are being dismissed as of April 20, 2004. Manning Elliot's independent auditor's report furnished in connection with the Registrant's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2003 (filed on March 30, 2004), contained an opinion raising substantial doubt about the Registrant's ability to continue as a going concern. The decision to dismiss Manning Elliot was made by the Registrant's reconstituted board of directors after the effectiveness of the Merger, and was made primarily because the board desired to retain the accounting firm which was familiar with the Registrant's new operating business conducted through ProUroCare. There were not, within the past two years, any disagreements with Manning Elliot that are known to Registrant's management and relate to accounting principles or practice, financial disclosures or auditing scope or procedures.

         The Registrant has requested that Manning Elliot furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of such letter shall be filed as
Exhibit 16.1 to this Form 8-K through amendment hereof.

         The Registrant is currently negotiating for the engagement of Virchow, Krause & Company, LLP ("Virchow Krause") to serve as the Registrant's new independent public accounting. Virchow Krause conducted the audit of ProUroCare in connection with the Merger, and is familiar with ProUroCare's business now owned and operated by the Registrant.

         In the Registrant's two most recent fiscal years and any subsequent interim period to the date hereof, the Registrant has not consulted with Virchow regarding either:

                  (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Registrant's financial statements, and neither a written report was provided to the Registrant nor oral advice was provided that Virchow concluded was an important factor considered by the Registrant in reaching a decision as to the accounting, auditing or financial reporting issue; or

                  (ii) any matter that was either the subject of a "disagreement," as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a "reportable event," as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits

         (a) Financial Statements of Business Acquired. The financial statements of ProUroCare are attached as an exhibit hereto pursuant to Item 7(a) of Form 8-K.

         (c) Exhibits.

         2.1 Agreement of Merger and Reorganization by and among Global Internet Communications, Inc., GIC Acquisition Co., and ProUroCare Inc. dated April 5, 2004.

         2.2 Articles of Merger relating to the merger of ProUroCare Inc. with and into GIC Acquisition Co., a wholly owned subsidiary of the Registrant, as filed with the Minnesota Secretary of State on April 5, 2004.

         10.1 License Agreement with Profile, L.L.C, dated January 14, 2002, as amended on March 22, 2002.

         99.1     Press Release dated April 5, 2004.

         99.2     Audited Financial Statements of ProUroCare Inc.

                                   SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                GLOBAL INTERNET COMMUNICATIONS, INC.

Date:  April 20, 2004           By: Michael P. Grossman
                                    ------------------------------------------
                                    Michael P. Grossman, President and Chief
                                    Executive Officer

                                  EXHIBIT INDEX

         2.1 Agreement of Merger and Reorganization by and among Global Internet Communications, Inc., GIC Acquisition Co., and ProUroCare Inc. dated April 5, 2004.

         2.2 Articles of Merger relating to the merger of ProUroCare Inc. with and into GIC Acquisition Co., a wholly owned subsidiary of the Registrant, as filed with the Minnesota Secretary of State on April 5, 2004.

         10.1 License Agreement with Profile, L.L.C, dated January 14, 2002, as amended on March 22, 2002.

         99.1     Press Release dated April 5, 2004.

         99.2     Audited Financial Statements of ProUroCare Inc.